                                                                      EXHIBIT 10

                                                                  CONFORMED COPY

                              SETTLEMENT AGREEMENT

                                  BY AND AMONG

                                THE CRONOS GROUP,

                             CRONOS CONTAINERS N.V.,

                    CONTRIN WORLDWIDE CONTAINER LEASING GmbH,

                        CONTRIN UEBERSEE TRANSPORTGERAETE
                    HANDELSGESELLSCHAFT m.b.h. & CO KG 1989,

                                       AND

                                  KARADAS GmbH

                          Dated as of November 17, 2003

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Article I      DEFINED TERMS..............................................................................      6

        1.1    Certain Defined Terms......................................................................      6

        1.2    Other Defined Terms........................................................................      9

Article II     CRONOS' PAYMENTS IN SETTLEMENT OF CONTRIN PLAINTIFFS' CLAIMS...............................     10

        2.1    The Initial Payment........................................................................     10

        2.2    The Cronos Net Proceeds: Minimum Payment...................................................     11

        2.3    The 2005 Installment.......................................................................     16

        2.4    The Final Payment..........................................................................     17

        2.5    Interest on Past Due Payments..............................................................     21

        2.6    Responsibility For Payments; Payees; Method of Payment.....................................     21

Article III    CONTRIN'S PROSECUTION OF THE AUSTRIAN ACTION;  REGISTRATION AND ASSIGNMENT OF AUSTRIAN
               JUDGMENT TO CRONOS; ENFORCEMENT OF THE PARTIES' CHARGING ORDERS AGAINST THE AMERSHAM
               ESTATE.....................................................................................     22

        3.1    Prosecution of the Austrian Action.........................................................     22

        3.2    Contrin Freezing Injunction; Preservation of Amersham Freezing Injunction..................     22

        3.3    Registration of Austrian Judgment in the U.K.; Assignment to Cronos........................     23

        3.4    Deposit of Austrian Charging Order Net Proceeds to the Escrow..............................     25

        3.5    Consequences of CWC's Abandonment of the Austrian Action...................................     27

Article IV     THE ESCROW.................................................................................     28

        4.1    Establishment of the Escrow Account........................................................     28

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
        4.2    Deposits and Disbursements From the Escrow Account.........................................     29

Article V      DISMISSAL OF THE CONTRIN ACTIONS; EFFECTIVE DATE OF THIS AGREEMENT.........................     31

        5.1    Dismissal of the Contrin Actions...........................................................     31

        5.2    Calculation of the Effective Date..........................................................     32

Article VI     RELEASE OF THE RELEASED PERSONS............................................................     32

Article VII    PARTIES TO COOPERATE IN THE PROSECUTION OF THE AUSTRIAN ACTION AND THE FORECLOSURE OF
               THE PARTIES' CHARGING ORDERS UPON THE AMERSHAM ESTATE; TOEMT...............................     33

        7.1    Cooperation in the Prosecution of the Austrian Action......................................     33

        7.2    Cooperation in the Enforcement of the Parties' Charging Orders.............................     34

        7.3    Cooperation in the Foreclosure and Sale of the Amersham  Estate............................     34

        7.4    Cooperation in the Liquidation of TOEMT....................................................     35

Article VIII   AMENDMENT OF CONTRIN MANAGEMENT AGREEMENTS.................................................     36

Article IX     MISCELLANEOUS..............................................................................     37

        9.1    Execution and Validity of this Agreement...................................................     37

        9.2    Karadas' and CG's Authority................................................................     38

        9.3    Disposals Action Settlement Agreement......................................................     38

        9.4    Further Assurances.........................................................................     38

        9.5    Further Use of this Agreement..............................................................     39

        9.6    Return of Discovery Documents..............................................................     39

        9.7    Application of Austrian Stamp Duty.........................................................     40

        9.8    Notices....................................................................................     41

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
        9.9    Governing Law..............................................................................     43

        9.10   Consent to Jurisdiction....................................................................     43

        9.11   Expenses...................................................................................     44

        9.12   Judgment Currency..........................................................................     44

        9.13   Rule of Construction.......................................................................     45

        9.14   Binding Provisions.........................................................................     45

        9.15   Entire Agreement...........................................................................     45

        9.16   Amendments/Waivers.........................................................................     46

        9.17   Counterparts...............................................................................     46

                                LIST OF EXHIBITS

                                                               Primary Section
Exhibit                       Description                         Reference
-------                       -----------                         ---------
A             Form of Escrow Agreement                               4.1

B             List of Contrin Container Owners                    Art. VIII

C             Form of Amendment to Container Managements          Art. VIII
              Agreement between CNV and Contrin
              Container Owners

                              SETTLEMENT AGREEMENT

                  THIS SETTLEMENT AGREEMENT ("Agreement") is made and entered into as of this 17th day of November, 2003, by and among THE CRONOS GROUP, a Luxembourg societe anonyme holding ("CG"), CRONOS CONTAINERS N.V., a Netherlands Antilles corporation and a wholly-owned subsidiary of CG ("CNV") (CG and CNV referred to collectively as "Cronos" or the "Cronos Defendants"), CONTRIN WORLDWIDE CONTAINER LEASING GmbH, an Austrian company ("CWC"), CONTRIN UEBERSEE TRANSPORTGERAETE HANDELSGESELLSCHAFT m.b.h. & Co KG 1989, an Austrian corporation ("CUT 89"), and KARADAS GmbH, an Austrian company ("Karadas") (CWC, CUT 89, and Karadas referred to collectively as "Contrin"), with reference to the following:

                  A. On August 8, 2000, CWC filed an action against CG in the Luxembourg District Court (Roll No. 67154) (the "Luxembourg Action") seeking recovery of U.S. $2,600,000, plus interest and costs, arising out of the transfer of U.S. $2,600,000 by CWC, over the period of July 21, 1994 through November 24, 1994 (the "$2,600,000 1994 Transfer") to a bank account maintained with Barclays Bank, Amersham, England, under the control of CG's former Chairman, Stefan M. Palatin ("S. Palatin"), and his wife, Margit Palatin ("M. Palatin").

                  B. On August 2, 2001, CWC filed an action in the High Court of Justice, London, England (2001 Folio No. 882) (the "CWC $500,000 Action") against CNV, seeking the recovery of U.S. $500,000, plus interest and costs, arising from a distribution CWC claims CNV owed CWC but did not make for the second through the fourth calendar quarters of 1996.

                  C. On September 18, 2002, CUT 89 and Karadas, on behalf of itself and the other partners in Contrin Konsortium 1988/S, an Austrian partnership ("CK 1988/S") and Contrin Konsortium 1988/1, an Austrian partnership ("CK 1988/1") (CK 1988/S and CK 1988/1 referred to collectively hereinafter as the "Contrin Partnerships", and Karadas and the Contrin Partnerships referred to collectively hereinafter as the ("Disposals Action Claimants"), filed an action in the High Court of Justice, London, England (No. HT-02-367) (the "Disposals Action") against CNV, seeking damages by reason of CNV's alleged failure to properly remit proceeds from the sale of containers managed by CNV for the Disposals Action Claimants under container management agreements between the Disposals Action Claimants and CNV. (The Luxembourg Action, the CWC $500,000 Action, and the Disposals Action are referred to collectively hereinafter as the "Contrin Actions", and the plaintiffs identified in the Contrin Actions are referred to collectively hereinafter as the "Contrin Plaintiffs").

                  D. On November 23, 2001, Cronos Equipment (Bermuda) Limited, a Bermuda company ("CEB") and a wholly-owned subsidiary of CG, filed an action in the High Court of Justice, London, England (No. HQ01X04865, later designated 2002 Folio No. 1248) (the "Collection Action") against S. Palatin seeking recovery of the balance due under a judgment secured by CEB against S. Palatin on February 8, 2000 in the Supreme Court of New York, U.S.A. CEB secured a judgment against S. Palatin from the High Court of Justice in the Collection Action on May 23, 2003 in the amount of U.S. $1,286,618, together with interest of U.S. $164,851, for a total judgment of $1,451,459. On August 13, 2003, CEB obtained from the High Court of Justice a charging order absolute, in the amount of U.S. $1,451,469 (the "Collection Action Charging Order), against S. Palatin's interest in The Old Rectory, Rectory Lane, Amersham, Buckinghamshire, England (Title No. BM178381) (the "Amersham Estate").

                  E. On December 11, 2001, CNV filed an action in the High Court of Justice, London, England (2001 Folio No. 1353) (the CNV $500,000 Action") against S. Palatin, M. Palatin, and Klamath Enterprises S.A., a Panamanian corporation ("Klamath") seeking recovery of $500,000, plus interest and costs, arising from S. Palatin's alleged diversion of $500,000 from CNV in or about December 1994. On May 2, 2003, the High Court of Justice entered its judgment awarding CNV U.S. $100,000, together with interest in the amount of U.S. $75,200, against S. Palatin, and awarding U.S. $400,000, together with interest of U.S. $300,800, against S. Palatin and M. Palatin, for a total recovery of U.S. $876,000. On July 11, 2003, the High Court of Justice entered its charging order absolute against S. Palatin in the amount of U.S. $876,000, charging S. Palatin's interest in the Amersham Estate, and entered a separate charging order absolute against M. Palatin, charging her interest in the Amersham Estate in the amount of U.S. $700,800 (said two charging orders, together with the Collection Action Charging Order, referred to as the "Cronos Charging Orders").

                  F. On June 1, 2000, CNV and CG filed an action in the High Court of Justice, London, England (2000 Folio No. 626) (the "Indemnity Action"). The Indemnity Action, as amended on March 30, 2001, names as defendants S. Palatin, M. Palatin, and Klamath. By the Indemnity Action, CNV and CG seek indemnity from the defendants by reason of the $2,600,000 1994 Transfer (Recital (A)). On March 29, 2001, the High Court of Justice, upon the application of CNV and CG, issued its freezing injunction (the "Amersham Freezing Injunction"). By the terms of the Amersham Freezing Injunction, and subject to the terms thereof, S. Palatin, M. Palatin, and Klamath are prohibited from selling, charging, or in any other way disposing of or dealing with or diminishing the value of the Amersham Estate.

                  G. The Contrin Plaintiffs have vigorously prosecuted the Contrin Actions. The Contrin Plaintiffs and their counsel have participated in settlement discussions with the Cronos Defendants and their counsel because of the uncertainty, time, and expense entailed in the litigation process. The Contrin Plaintiffs and their counsel believe that the terms of this settlement are reasonable and fair to the Contrin Plaintiffs and to the partners of the Contrin Partnerships, and provide substantial benefits to the Contrin Plaintiffs and to the partners of the Contrin Partnerships.

                  H. The Cronos Defendants deny any liability whatsoever to the Contrin Plaintiffs and to the partners of the Contrin Partnerships. The Cronos Defendants have participated in settlement discussions with the Contrin Plaintiffs and their counsel because of the uncertainty, time, and expense entailed in the litigation process, and because defending the Contrin Actions has distracted the Cronos Defendants, and their officers and directors, from the conduct of their businesses.

                  I. Trial in the Disposals Action was set to commence on October 6, 2003. On October 3, 2003, the Disposals Action Claimants and CNV entered into a settlement agreement (the "Disposals Action Settlement Agreement"). Pursuant to the terms of the Disposals Action Settlement Agreement, the parties agreed to enter into good faith negotiations with a view to settling all of the Contrin Actions. The Disposals Action Settlement Agreement further provided for the payment of monetary consideration by CNV to the Disposals Action Claimants in the event that a global settlement of the Contrin Actions was not reached by November 5, 2003. Promptly after the parties entered into the Disposals Action Settlement Agreement they entered into good faith settlement negotiations to settle all of the Contrin Actions. The parties resolved all substantive issues on November 6, 2003, and, on that date, pursuant to the terms of the Disposals Action Settlement Agreement and in contemplation of entering into this Agreement, CNV paid $300,000 to CK 1988/1 for and on behalf of the Disposals Action Claimants. This Agreement reflects the terms of the parties' settlement of the Contrin Actions, and supercedes the Disposals Action Settlement Agreement.

                  IN CONSIDERATION OF THE PREMISES, and subject to the terms and conditions of this Agreement, Contrin and Cronos hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

1.1               CERTAIN DEFINED TERMS

                  The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

                  "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of the specified person, or (iii) any person who is an officer, director, or managing director of, general partner in, or serves in a similar capacity to the specified person or of which the specified person is an officer, director, managing director or general partner or with respect to which the specified person serves in a similar capacity.

                  "Austrian Action" refers to the civil action to be filed by CWC in Austria against S. Palatin seeking recovery of the $2,600,000 1994 Transfer from S. Palatin.

                  "Austrian Judgment" refers to the final, non-appealable judgment secured by CWC in the Austrian Action.

                  "Claims Settled" refers to all claims, demands, rights, liabilities, and causes of action of every nature and description, known or unknown, asserted in the Contrin Actions or that might have been asserted in the Contrin Actions or in any other court or tribunal by the Contrin Plaintiffs, or any of them, in connection with or arising out of the acts, facts, transactions, occurrences, or omissions alleged or otherwise referred to in the Contrin Actions. The term "Claims Settled" includes all claims asserted or that might be asserted by the Contrin Container Owners, other than the Disposals Action Claimants, similar to those asserted by the Disposals Action Claimants in the Disposals Action.

                  "Contrin Group" refers to the Contrin Plaintiffs, the partners of the Contrin Partnerships, and to each and every Affiliate of the Contrin Plaintiffs; provided, however, that the Contrin Group does not include Transocean Equipment Manufacturing and Trading Limited, a U.K. company, or Transocean Equipment Manufacturing and Trading Limited, an Isle of Man company.

                  "Effective Date" refers to the first business day subsequent to the filing of dismissals of both the CWC $500,000 Action and the Disposals Action as required by Section 5.1 hereof.

                  "Escrow" or "Escrow Account" refers to the escrow account established with the Escrow Agent.

                  "Escrow Agent" refers to an international bank having offices in London, England, selected jointly by CG and by Karadas pursuant to the provisions of Section 4.1 hereof.

                  "Escrow Agreement" refers to an escrow agreement substantially in the form of Exhibit A hereto.

                  "Parties" refers collectively to the Contrin Plaintiffs and to the Cronos Defendants.

                  "Parties' Charging Orders" refers collectively to the Cronos Charging Orders and to the Austrian Charging Order.

                  "person" refers to an individual, partnership, limited liability company, corporation, trust, or other entity.

                  "Released Persons" refers to the Cronos Defendants, and to each of them, and to their respective present and former Affiliates, shareholders, directors, officers, employees, agents, attorneys, predecessors, successors, executors, trustees, and assigns; provided, however, that Released Persons does not include S. Palatin, M. Palatin, or Klamath.

                  "TOEMT" refers to Transocean Equipment Manufacturing and Trading Limited.

1.2               OTHER DEFINED TERMS

                  The following terms shall have the meanings defined for such terms in the Sections or provisions of this Agreement set forth below:

Term                                            Section
----                                            -------
2005 Installment                                2.3
$2,600,000 1994 Transfer                        Recital A
Agreement                                       Introductory
Amersham Estate                                 Recital D
Amersham Freezing Injunction                    Recital F
Austrian Charging Order Net Proceeds            3.4
CEB                                             Recital D
CG                                              Introductory
CK 1988/1                                       Recital C
CK 1988/S                                       Recital C
CNV                                             Introductory
CNV $500,000 Action                             Recital E
Collection Action                               Recital D
Collection Action Charging                      Recital D
Order
Contrin                                         Introductory
Contrin Actions                                 Recital C
Contrin Management Agreements                   Article VIII
Contrin Container Owners                        Article VIII
Contrin Freezing Injunction                     3.2
Contrin Partnerships                            Recital C
Contrin Plaintiffs                              Recital C
Cronos                                          Introductory
Cronos Charging Orders                          Recital E
Cronos Defendants                               Introductory
Cronos Net Proceeds                             2.2(b)
CUT 89                                          Introductory

Term                                            Section
----                                            -------
CWC                                             Introductory
CWC $500,000 Action                             Recital B
Disposals Action                                Recital C
Disposals Action Claimants                      Recital C
Disposals Action Settlement Agreement           Recital I
Final Payment                                   2.4
Indemnity Action                                Recital F
Initial Payment                                 2.1
Interserve                                      9.10
Karadas                                         Introductory
Klamath                                         Recital E
Luxembourg Action                               Recital A
M. Palatin                                      Recital A
Minimum Payment                                 2.2(d)
Minimum Payment Contribution                    2.2(d)
S. Palatin                                      Recital A
TOEMT (Isle of Man)                             7.4
TOEMT (U.K.)                                    7.4

                                   ARTICLE II

                               CRONOS' PAYMENTS IN
                    SETTLEMENT OF CONTRIN PLAINTIFFS' CLAIMS

2.1               THE INITIAL PAYMENT

                  Subject to the provisions of Sections 2.2(c) and 3.5 hereof, and to Contrin's performance of its obligations under Section 5.1 hereof (as to the payments called for by paragraphs (ii) and (iii) below), the Cronos Defendants shall make an initial payment (the "Initial Payment") to the Contrin Plaintiffs in the amount of One Million U.S. Dollars (U.S. $1,000,000). Payment of the Initial Payment shall be made in accordance with the following schedule:

                  (i) U.S. $300,000, which the Parties acknowledge was made on November 6, 2003;

                  (ii)     U.S. $250,000 on or before February 16, 2004; and

                  (iii) The balance, U.S. $450,000, (A) by the later of (x) July 1, 2004, or (y) within five (5) business days after CWC registers the Austrian Judgment with the High Court of Justice, London, England, and assigns the same to CG pursuant to the provisions of Section 3.3 hereof, or (B) if the balance has not been paid under the provisions of clause (A) by January 5, 2005, then the balance shall be payable on January 5, 2005.

2.2               THE CRONOS NET PROCEEDS: MINIMUM PAYMENT

                  (a) CG shall cause CNV and CEB to pursue, diligently and at Cronos' sole cost and expense, the enforcement of the Cronos Charging Orders against the Amersham Estate. In order to permit CWC sufficient time to apply for and obtain the Contrin Freezing Injunction (Section 3.2(a) hereof), CNV and CEB shall not, without CWC's consent, request the High Court of Justice to order a foreclosure and sale of the Amersham Estate to occur prior to March 31, 2004.

                  (b) The sum of the two Cronos Charging Orders is U.S. $2,327,469. Upon the foreclosure and sale of the Amersham Estate pursuant to the Cronos Charging Orders, and subject to the provisions of subsection (d) below, Cronos shall deposit or cause to be deposited with the Escrow Agent, pursuant to the terms of the Escrow Agreement, the "Cronos Net Proceeds" of the foreclosure in payment of the Cronos Charging Orders. The "Cronos Net Proceeds" shall equal the gross foreclosure proceeds from the sale of the Amersham Estate payable in satisfaction of the Cronos Charging Orders minus (i) the costs of filing and prosecuting to foreclosure an action in the High Court of Justice seeking the enforcement of the Cronos Charging Orders against the Amersham Estate, including reasonable attorneys' fees and expenses, to the extent that such costs, fees, and expenses are includable, by statute or by court rule or order, in the amount recoverable from foreclosure as part of the Cronos Charging Orders; (ii) the costs of the foreclosure of the Amersham Estate, including the commissions and expenses of real estate brokers, agents, and appraisers incurred in selling the Amersham Estate and allocable to the foreclosure proceeds payable in satisfaction of the Cronos Charging Orders; (iii) the amount of the installments of the Initial Payment theretofore paid by Cronos to Contrin pursuant to the provisions of Section 2.1 hereof; and (iv) the amount of the payments, if any, of the 2005 Installment theretofore paid by Cronos to Contrin pursuant to the provisions of Section 2.3 hereof.

                  (c) If the Cronos Net Proceeds and/or the Austrian Charging Order Net Proceeds (Section 3.4) are deposited in Escrow on or before the due date of any installment of the Initial Payment payable pursuant to the provisions of Section 2.1 hereof, then and in such event, and subject to the provisions of Section 4.2(b) hereof, Cronos shall be relieved from making that installment and all subsequent installments of the Initial Payment otherwise called for by the provisions of Section 2.1 hereof.

                  (d) (1) Subject to the provisions of paragraph (2) of this subsection (d), if, and only if, by the date of the foreclosure and sale of the Amersham Estate pursuant to the Cronos Charging Orders, the gross proceeds of the foreclosure and sale of the Amersham Estate are not then subject to either of the Contrin Freezing Injunction (Section 3.2(a) hereof) or the Austrian Charging Order (Section 3.3(a) hereof), then and in such event, if the Cronos Net Proceeds do not, together with the installments of the Initial Payment theretofore made by Cronos to Contrin under Section 2.1 hereof and the payments, if any, of the 2005 Installment theretofore made by Cronos to Contrin under Section 2.3 hereof, total at least Two Million Eight Hundred Thousand U.S. Dollars (U.S. $2,800,000) (the "Minimum Payment"), then Cronos shall contribute an amount (the "Minimum Payment Contribution") sufficient so that the sum of (i) the installments of the Initial Payment theretofore paid by Cronos to Contrin pursuant to the provisions of Section 2.1 hereof, (ii) the payments, if any, of the 2005 Installment theretofore made by Cronos to Contrin pursuant to the provision of Section 2.3 hereof, (iii) the Cronos Net Proceeds, and (iv) the Minimum Payment Contribution equal the

Minimum Payment. In the event that the Minimum Payment is called for by the provisions of this subsection (d), then Cronos shall make the Minimum Payment Contribution to Contrin and pay over to Contrin the Cronos Net Proceeds within five (5) business days of Cronos' receipt of proceeds from the foreclosure and sale of the Amersham Estate pursuant to the Cronos Charging Orders. Upon Cronos' making of the Minimum Payment to Contrin under the provisions of this subsection
(d), subject to the provisions of paragraph (2) of this subsection (d), Cronos shall have fulfilled its obligation to make payments to Contrin under the provisions of this Article II, and shall have no further obligation to make payments to Contrin hereunder, including, without limitation, the Final Payment.

                           (2) As a condition of Cronos' obligation to make the
Minimum Payment pursuant to the provisions of this subsection (d), Contrin shall assign to Cronos all of its right, title, and interest in and to the Austrian Action, the claims advanced by CWC in the Austrian Action, any final judgment secured by Contrin in the Austrian Action, without recourse, and without any further payment by Cronos, so as to enable Cronos, at Cronos' sole cost and expense, to pursue S. Palatin and Klamath to recoup all monies theretofore paid by Cronos to Contrin under the terms of this Agreement, plus interest and costs. Any recovery of damages by Cronos by reason of the assignment contemplated hereby shall be allocated and paid by Cronos in the following order of priority:

                                    (A) First, to Cronos so as to return to
Cronos the amount of the Minimum Payment plus interest at the simple rate of interest of 3.5% per annum from the date of the Minimum Payment Contribution, plus all costs and expenses, including attorneys' fees, incurred by Cronos in pursuing S. Palatin and Klamath on the claims advanced in the Austrian Action, regardless of whether such costs and expenses, including attorneys' fees, are included in any final judgment obtained by Cronos against S. Palatin and/or Klamath;

                                    (B) Second, to Contrin, so that, together
with all prior payments made to Contrin by Cronos under the provisions of this Agreement, Contrin is paid U.S. Four Million Eight Hundred and Fifty Thousand dollars (U.S. $4,850,000); and

                                    (C) The balance, to be retained by Cronos.

Nothing in this Section 2.2(d) or by reason of any assignment made pursuant to this Section 2.2(d) shall obligate Cronos to pursue the Austrian Action or the claims asserted therein against S. Palatin and Klamath. Whether to pursue the Austrian Action or the claims asserted therein against S. Palatin and/or Klamath shall be in the sole discretion of Cronos.

                                    (e) Cronos shall retain, for its own
account, the proceeds of foreclosure of the Amersham Estate in payment of the Cronos Charging Orders that are not included as part of the Cronos Net Proceeds or, if applicable, the Minimum Payment.

2.3               THE 2005 INSTALLMENT

                  (a)      Subject to the provisions of subsection (b) of this
Section 2.3 and Section 3.5 hereof, and to Contrin's performance of its obligations under Section 5.1 hereof, in the event that, by April 4, 2005, the Amersham Estate has not been foreclosed upon and sold pursuant to either the Cronos Charging Orders or the Austrian Charging Order, then and in such event, Cronos shall make the following payments (the "2005 Installment") to Contrin:

                  (i)      U.S. $250,000 on or before April 4, 2005;

                  (ii)     U.S. $250,000 on or before July 4, 2005;

                  (iii)    U.S. $250,000 on or before October 3, 2005; and

                  (iv)     U.S. $250,000 on or before January 4, 2006.

                  (b) If the Cronos Net Proceeds and/or the Austrian Charging Order Net Proceeds are deposited in Escrow on or before the due date of any payment of the 2005 Installment pursuant to subsection (a) above, then and in such event, Cronos shall be relieved from making that payment and all subsequent payments of the 2005 Installment otherwise called for by the provisions of subsection (a) above.

2.4               THE FINAL PAYMENT

                  (a) In the event that, by the third anniversary of the Effective Date, and subject to the provisions of subsection (b) of this Section
2.4 and Sections 3.3(d) and 3.5 hereof, one of the following conditions applies:

                                    (i)      The Amersham Estate has not been
         foreclosed upon and sold pursuant to the Cronos Charging Orders;

                                    (ii)     Notwithstanding that Contrin has
         secured the Contrin Freezing Injunction on or prior to the date of the foreclosure and sale of the Amersham Estate pursuant to the Cronos Charging Orders, Cronos has not deposited the Austrian Charging Order Net Proceeds to the Escrow pursuant to the provisions of Section 3.4(a) hereof; or

                                    (iii)    Cronos has deposited the Austrian
         Charging Order Net Proceeds to the Escrow pursuant to the provisions of
         Section 3.4(a) hereof, but the sum of (A) the installments of the Initial Payment made by Cronos to Contrin under Section 2.1 hereof (including all supplements made by Cronos to the disbursements made by the Escrow Agent pursuant to the provisions of Section 4.2(b) hereof),
         (B) the payments of the 2005 Installment made by Cronos to Contrin under Section 2.3 hereof, (C) the disbursements made by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) and (c) hereof, (D) the amount of Cronos Net Proceeds deposited by Cronos to Escrow pursuant to the provisions of Section 2.2(b) hereof (and not disbursed by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) and (c) hereof), and (E) the Austrian Charging Order Net Proceeds deposited by Cronos to the Escrow (and not disbursed by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) hereof) do not total U.S. Three Million Five Hundred Thousand Dollars (U.S. $3,500,000),

then and in any such event, the Cronos Defendants shall make a final payment (the "Final Payment") by deposit to the Escrow in an amount equal to the difference between (i) U.S. Three Million Five Hundred Thousand Dollars (U.S. $3,500,000) and (ii) the sum of (A) installments theretofore made by Cronos to Contrin of the Initial Payment pursuant to the provisions of Section 2.1 hereof (including all supplements made by Cronos to the disbursements made by the Escrow Agent pursuant to the provisions of Section 4.2(b) hereof), (B) the payments of the 2005 Installment made by Cronos to Contrin under Section 2.3 hereof, (C) the amount of any disbursement made by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) and (c) hereof, (D) the amount of the Cronos Net Proceeds previously deposited by Cronos to the Escrow pursuant to the provisions of Section 2.2(b) hereof (and not disbursed by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) and (c) hereof), and (E) the amount of the Austrian Charging Order Net Proceeds deposited by Cronos to the Escrow pursuant to the provisions of Section 3.4(a) hereof (and not disbursed by the Escrow Agent to Contrin pursuant to the provisions of Section 4.2(b) hereof).

                  (b) Cronos shall have no obligation to make the Final Payment in the event that, by the third anniversary of the Effective Date, Cronos has made the Minimum Payment to Contrin pursuant to the provisions of
Section 2.2(d) hereof.

                  (c) In the event that Cronos makes the Final Payment to the Escrow under the condition specified in paragraph (ii) of subsection (a) above, and Cronos, subsequent to the third anniversary of the Effective Date, obtains a final order of the High Court of Justice ordering foreclosure of the Austrian Charging Order upon the proceeds of the foreclosure and sale of the Amersham Estate that remain subject to the Contrin Freezing Injunction, then the Austrian Charging Order Net Proceeds shall be allocated and paid by Cronos in the following order of priority:

                           (i) First, to Cronos so as to return to Cronos the amount of the Final Payment (Section 2.4 hereof) plus interest at the simple rate of 3.5% per annum from the date of the Final Payment, plus all costs and expenses, including attorneys' fees, incurred by Cronos in obtaining and enforcing the Austrian Charging Order against the Amersham Estate and/or against the proceeds of any prior foreclosure of the Amersham Estate pursuant to the Cronos Charging Orders, regardless of whether such costs and expenses, including attorneys' fees, are included in the amount recoverable, by statute or by court rule or order, as part of the Austrian Charging Order;

                           (ii) Second, to Contrin, so that, together with all prior payments made to Contrin by Cronos under the provisions of this Article II and by the Escrow Agent pursuant to the provisions of
         Section 4.2 hereof, Contrin is paid U.S. Four Million Eight Hundred Thousand and Fifty Dollars (U.S. $4,850,000); plus interest on the amount payable to Contrin under this paragraph (ii) at the simple rate of 3.5% per annum from the date of the foreclosure and sale of the Amersham Estate; and

                           (iii)    The balance, to be retained by Cronos.

                  (d) In the event that Cronos makes the Final Payment to the Escrow under the conditions specified under paragraph (ii) of subsection (a) above, and Cronos, subsequent to the third anniversary of the Effective Date, executes upon the Austrian Judgment in a manner other than by foreclosure of the Austrian Charging Order upon the Amersham Estate or upon the proceeds of the foreclosure and sale of the Amersham Estate, then the proceeds of Cronos' execution of the Austrian Judgment shall be allocated in the amounts, and order of priority, as set forth in subsection (c)(i) - (iii) above; provided, however, that no interest shall be payable to Contrin as set forth in paragraph (ii) of subsection (c) above. Nothing in this subsection (d) shall obligate Cronos to pursue execution of the Austrian Judgment against any asset of S. Palatin other than the Amersham

Estate. Whether to pursue execution of the Austrian Judgment against assets of
S. Palatin other than the Amersham Estate shall be in the sole discretion of Cronos.

2.5               INTEREST ON PAST DUE PAYMENTS

                  In the event that Cronos fails to make any payment or deposit when due under the provisions of this Article II, then and in such event, in addition to all other remedies available to Contrin for Cronos' failure to make the payment or deposit called for hereunder, Contrin shall be entitled to interest on the past-due payment or deposit at the rate of interest specified in
Section 4.2(d)(i) hereof, plus 200 basis points.

2.6               RESPONSIBILITY FOR PAYMENTS; PAYEES; METHOD OF PAYMENT

                  The Cronos Defendants shall be jointly and severally responsible for the payments and deposits to be made by Cronos as called for by this Article II. As between the Cronos Defendants, CG shall determine, in its sole discretion, the allocation of responsibility for the making of the payments and deposits by the Cronos Defendants under this Article II. The payments called for by Sections 2.1, 2.2(d), and 2.3 hereof shall be made to such of the Contrin Plaintiffs, and in such amounts, as are designated by Karadas to CG. Cronos may conclusively rely upon instructions given by Karadas as to the Contrin Plaintiffs to which payments are to be made pursuant to Sections 2.1, 2.2(d), and 2.3 hereof and the amount of such payments. All payments called for hereunder by Cronos to Contrin shall be made by wire transfer, to one or more bank accounts, as designated by Karadas.

                                  ARTICLE III

                  CONTRIN'S PROSECUTION OF THE AUSTRIAN ACTION;
               REGISTRATION AND ASSIGNMENT OF AUSTRIAN JUDGMENT TO CRONOS; ENFORCEMENT OF THE PARTIES' CHARGING ORDERS
                           AGAINST THE AMERSHAM ESTATE

3.1               PROSECUTION OF THE AUSTRIAN ACTION

                  Promptly after the execution of this Agreement, CWC agrees to file and prosecute, diligently and at its sole cost and expense, the Austrian Action against S. Palatin for recovery of U.S. $2,600,000, plus interest and costs, by reason of the $2,600,000 1994 Transfer. CWC may, in its discretion, and without increasing its responsibilities under this Section 3.1 to prosecute diligently the Austrian action against S. Palatin, join as party defendants to the Austrian Action one or more of M. Palatin and Klamath.

3.2               CONTRIN FREEZING INJUNCTION;
                  PRESERVATION OF AMERSHAM FREEZING INJUNCTION

                  (a) Promptly after its filing of the Austrian Action, CWC agrees to pursue, diligently and at its sole cost and expense, the securing of a freezing injunction (the "Contrin Freezing Injunction") from the High Court of Justice, London, England, against the Amersham Estate in aid of its claims in the Austrian Action. Subject to Contrin's right of approval of any sale of the Amersham Estate in response to the Cronos Charging Orders as set forth in Section 7.3 hereof, the Contrin Freezing Injunction shall not prohibit the sale of the Amersham Estate upon foreclosure of the Cronos Charging Orders.

                  (b) Cronos agrees to maintain in place the Amersham Freezing Injunction until such time as the Luxembourg Action has been dismissed pursuant to the provisions of Section 5.1(b) hereof.

3.3               REGISTRATION OF AUSTRIAN JUDGMENT IN THE U.K.;
                  ASSIGNMENT TO CRONOS

                  (a) Promptly after obtaining the Austrian Judgment against S. Palatin in the Austrian Action, CWC agrees to register the Austrian Judgment in the High Court of Justice, London, England, at its sole cost and expense, so as to permit the obtaining of a charging order absolute (hereinafter, the "Austrian Charging Order") in order to enforce the Austrian Judgment against the Amersham Estate.

                  (b) As such time as CWC registers the Austrian Judgment with the High Court of Justice, London, England, it shall assign the same and the Contrin Freezing Injunction to CG (or to CG's designee) so as to permit CG (or its designee) to apply for the Austrian Charging Order and to enforce the same against the Amersham Estate.

                  (c) Cronos agrees, once Contrin has registered the Austrian Judgment in the U.K. and assigned the same and the Contrin Freezing Injunction to Cronos, to diligently and at its sole cost and expense, apply for the Austrian Charging Order based upon the Austrian Judgment and to enforce the Austrian Charging Order against S. Palatin and Klamath so as to obtain an order of the High Court of Justice, London, England, ordering the foreclosure and sale of the Amersham Estate in satisfaction of the Austrian Charging Order and/or ordering the foreclosure of the Austrian Charging Order upon the proceeds of a prior foreclosure of the Amersham Estate in satisfaction of the Cronos Charging Orders. Without the consent of Contrin, Cronos shall not request the High Court of Justice to order the foreclosure and sale of the Amersham Estate in satisfaction of the Austrian Charging Order prior to the foreclosure and sale of the Amersham Estate in satisfaction of the Cronos Charging Orders.

                  (d) In the event that by the third anniversary of the Effective Date CWC has not registered the Austrian Judgment in the High Court of Justice, London, England, and assigned the same to Cronos pursuant to the provisions of this Section 3.3, then and in such event, and as a condition to Cronos' obligation to make the Final Payment to Escrow pursuant to the provisions of Section 2.4 hereof, Contrin shall assign to Cronos all of its right, title, and interest in and to the Austrian Action, the claims advanced by CWC in the Austrian Action, the Contrin Freezing Injunction, any final judgment secured by Contrin in the

Austrian Action, without recourse, and without any further payment by Cronos, so as to enable Cronos, at Cronos' sole cost and expense, to pursue S. Palatin and Klamath to recoup all monies theretofore paid by Cronos to Contrin under the terms of this Agreement, plus interest and costs, as provided by Section 2.4(c) or 2.4(d) hereof, as applicable. Any recovery of damages by Cronos by reason of the assignment contemplated hereby, other than by reason of an execution of the Austrian Judgement against the Amersham Estate or the proceeds of the foreclosure and sale of the Amersham Estate, shall be allocated in the amounts, and order of priority, set forth in Section 2.4(d) hereof. Nothing in this
Section 3.3(d) or by reason of any assignment pursuant to this Section 3.3(d) shall obligate Cronos to pursue the Austrian Action or the claims asserted therein against S. Palatin or Klamath. Whether to pursue the Austrian Action or the claims asserted therein against S. Palatin and/or Klamath shall be in the sole discretion of Cronos.

3.4               DEPOSIT OF AUSTRIAN CHARGING ORDER NET PROCEEDS TO THE ESCROW

                  (a) Subject to the provisions of subsection (b) hereof, upon any foreclosure and sale of the Amersham Estate in payment of the Austrian Charging Order, or upon any foreclosure of the Austrian Charging Order upon the proceeds of any earlier foreclosure and sale of the Amersham Estate in payment of the Cronos Charging Orders, Cronos, as the assignee of the Austrian Judgment and holder of the Austrian Charging Order, agrees to deposit the "Austrian Charging

Order Net Proceeds" of the foreclosure to the Escrow, to be administered pursuant to the terms of the Escrow Agreement. The "Austrian Charging Order Net Proceeds" shall equal the gross foreclosure proceeds from the sale of the Amersham Estate payable in satisfaction of the Austrian Charging Order minus (i) the costs of filing and prosecuting to foreclosure an action in the High Court of Justice seeking the enforcement of the Austrian Charging Order against the Amersham Estate, including reasonable attorneys' fees and expenses, to the extent that such costs, fees, and expenses are includable, by statute or by court rule or order, in the amount recoverable from foreclosure as part of the Austrian Charging Order; and (ii) the costs of the foreclosure of the Amersham Estate, including the commissions and expenses of real estate brokers, agents, and appraisers incurred in selling the Amersham Estate and allocable to the foreclosure proceeds payable in satisfaction of the Austrian Charging Order.

                  (b) In the event that the foreclosure of the Austrian Charging Order upon the Amersham Estate or upon the proceeds of a prior foreclosure of the Amersham Estate in satisfaction of the Cronos Charging Orders occurs after the third anniversary of the Effective Date, and after Cronos has made the Final Payment to the Escrow pursuant to the provisions of Section 2.4 hereof, then and in such event Cronos shall not deposit the Austrian Charging Order Net Proceeds to the Escrow, but shall, instead, allocate the Austrian Charging Order Net Proceeds pursuant to the provisions of Section 2.4(c) hereof.

3.5               CONSEQUENCES OF CWC's ABANDONMENT OF THE AUSTRIAN ACTION

                  In the event that CWC (i) does not file the Austrian Action by December 31, 2003, (ii), promptly after filing the Austrian Action, does not apply for the Contrin Freezing Injunction (Section 3.2(a) hereof), (iii) voluntarily dismisses the Austrian Action, (iv) does not oppose a motion to dismiss the Austrian Action brought by S. Palatin, (v) abandons the prosecution of the Austrian Action, (vi) compromises its claims against S. Palatin in the Austrian Action without CG's prior consent in violation of Section 7.1 hereof, or (vii) does not, after securing a final judgment in the Austrian Action, register the same with the High Court of Justice, London, England, then and in any such event the obligation of Cronos to pay installments of the Initial Payment pursuant to Section 2.1 hereof and not theretofore made by Cronos, the obligation of Cronos to make the Minimum Payment as called for by Section 2.2(d) hereof, to make the 2005 Installment as called for by Section 2.3 hereof, or to deposit the Final Payment in Escrow or allocate the Austrian Charging Order Net Proceeds or other proceeds recovered against S. Palatin and/or Klamath pursuant to the provisions of Section 2.4 hereof, shall become null and void. In such event, CWC agrees to assign to Cronos, without recourse, and without further payment by Cronos to Contrin, all of Contrin's right, title and interest in and to the claims brought by CWC against S. Palatin in the Austrian Action to enable Cronos to pursue, at

Cronos' sole cost and expense, S. Palatin to recoup all monies theretofore paid by Cronos to Contrin under the terms of this Agreement, plus interest and costs.

                                   ARTICLE IV

                                   THE ESCROW

4.1               ESTABLISHMENT OF THE ESCROW ACCOUNT

                  The Escrow Agent shall be an international bank having offices in the London, England, with total assets of at least $1 Billion. The terms of the Escrow shall be as set forth in the Escrow Agreement (Exhibit A). All instructions to the Escrow Agent shall be in writing and shall require the signature of a duly authorized representative of Contrin and a duly authorized representative of CG; provided, however, that in the event that CG files a petition in bankruptcy in Luxembourg or in any other jurisdiction, assigns all or substantially of its assets for the benefit of its creditors, or does not oppose a petition in bankruptcy filed against it by its creditors in Luxembourg or in any other jurisdiction, then and in such event Contrin shall have the sole right, power, and authority to instruct the Escrow Agent under the terms of this Agreement; provided further, however, that Contrin shall exercise any such right, power, or authority solely pursuant to the terms and provisions of this Agreement. Karadas and CG shall be jointly responsible for the cost and expense of establishing and maintaining the Escrow Account to the extent there are not sufficient funds in the Escrow Account to cover such expenses.

4.2               DEPOSITS AND DISBURSEMENTS FROM THE ESCROW ACCOUNT

                  (a) The Deposits that may be made to the Escrow Account include the Cronos Net Proceeds called for by Section 2.2(b) hereof, the Austrian Charging Order Net Proceeds called for by Section 3.4(a) hereof, and the Final Payment called for by Section 2.4 hereof.

                  (b) In the event that Cronos deposits the Cronos Net Proceeds and/or the Austrian Charging Order Net Proceeds to the Escrow prior to the time that any installment or installments of the Initial Payment is made by Cronos pursuant to the provisions of Section 2.1 hereof, thereby relieving Cronos of the obligation to make one or more installments of the Initial Payment pursuant to the provisions of Section 2.2(c) hereof, then and in such event, the Escrow Agent shall make one or more disbursements to Contrin in the amounts and at the times the installments of the Initial Payment are to be made to Contrin under the provisions of Section 2.1 hereof. In the event that the Cronos Net Proceeds and/or the Austrian Charging Order Net Proceeds deposited into Escrow are not sufficient to enable the Escrow Agent to make an installment of the Initial Payment in the amount called for by Section 2.1 hereof, then Cronos shall supplement the disbursement made by the Escrow Agent hereunder so that the disbursement, and Cronos' payment, equal the amount of the installment of the Initial Payment called for by the provisions of Section 2.1 hereof.

                  (c) With five (5) business days after Cronos obtains the Austrian Charging Order (Section 3.3(a) hereof) or, if earlier, by the sixtieth
(60th) day after CWC registers the Austrian Judgment in the High Court of Justice, London, England (Section 3.3(a) hereof), the Escrow Agent shall make a disbursement to Contrin of the Cronos Net Proceeds minus the amount disbursed to Contrin under the provisions of subsection (b) above.

                  (d) Other than as called for by subsections (b) and (c) hereof, disbursements from the Escrow Account shall be made to the Parties as soon as practicable after the third anniversary of the Effective Date, or sooner upon the joint instruction of Karadas and CG, in the order of priority set forth in this subsection (d). It shall be a condition to any disbursement to Contrin hereunder that Contrin shall have complied with the provisions of Section 3.3(d) hereof in the event that Contrin has not registered the Austrian Judgment with the High Court of Justice, London, England, and assigned the same to Cronos pursuant to the provisions of Section 3.3 hereof by the third anniversary of the Effective Date. Subject to the foregoing, the order of disbursements from the Escrow Account shall be as follows:

                    (i) First, to Contrin in an amount equal to the lesser of
         (A) the balance in the Escrow Account, or (B) U.S. Four Million Eight Hundred and Fifty Thousand Dollars (U.S. $4,850,000) minus (v) the amount of the installments of the Initial Payment theretofore paid by

         Cronos to Contrin pursuant to the provisions of Section 2.1 hereof, (x) the amounts disbursed and/or paid to Contrin under the provisions of subsection (b) above, (y) the payments, if any, of the 2005 Installment theretofore paid by Cronos to Contrin pursuant to the provisions of
         Section 2.3 hereof, and (z) the amount disbursed to Contrin under the provisions of subsection (c) above, and plus interest on said net amount from the Effective Date until the third anniversary of Effective Date, at the simple rate of interest of 3.5% per annum; and

                     (ii) The balance, to Cronos.

                                    ARTICLE V

                        DISMISSAL OF THE CONTRIN ACTIONS;
                        EFFECTIVE DATE OF THIS AGREEMENT

5.1               DISMISSAL OF THE CONTRIN ACTIONS

                  (a) Promptly after the Parties have executed this Agreement, Contrin shall file dismissals, with prejudice, of each of the CWC $500,000 Action and the Disposals Action. The dismissals shall be in a form satisfactory to Cronos' U.K. counsel. By "with prejudice" the Parties intend that the dismissals shall be final and complete and that the claims advanced therein by the Contrin Plaintiffs may not be re-filed in the U.K. or in any other court or forum.

                  (b) Promptly after the parties have executed this Agreement, Contrin shall suspend further prosecution of the Luxembourg Action. Promptly after Contrin secures the Contrin Freezing Injunction (Section 3.2(a) hereof) or within five (5) business days after Contrin's application for the Contrin Freezing Injunction is denied by the High Court of Justice, London, England, whichever first occurs, and, in all events, by no later than March 31, 2004, Contrin shall file a dismissal, with prejudice, of the Luxembourg Action (a desistement d'action). The dismissal shall be in a form satisfactory to Cronos' Luxembourg counsel.

5.2               CALCULATION OF THE EFFECTIVE DATE

                  For purposes of this Agreement, the Effective Date shall be the first business day after Contrin has provided CG with court-certified copies of the dismissals of both the CWC $500,000 Action and the Disposals Action as called for by Section 5.1(a) hereof.

                                   ARTICLE VI

                         RELEASE OF THE RELEASED PERSONS

                  The Contrin Group, and all persons making claims by or through the Contrin Group or any member of the Contrin Group, hereby fully, finally, and forever, release, relinquish, and discharge each and every of the Claims Settled against the Released Persons, and each of them. The Contrin Group, and each member of the Contrin Group, acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected in connection with the Claims Settled. Nevertheless, the Contrin Group and each member of the Contrin Group acknowledges that the release of the Claims Settled against the Released Persons has been agreed upon with knowledge and awareness that such additional damages, losses, costs, or expenses may be discovered in the future.

                                   ARTICLE VII

                     PARTIES TO COOPERATE IN THE PROSECUTION
                   OF THE AUSTRIAN ACTION AND THE FORECLOSURE
         OF THE PARTIES' CHARGING ORDERS UPON THE AMERSHAM ESTATE; TOEMT

                  The Parties acknowledge that it is in their mutual interest that the Austrian Action be pursued to a successful completion by CWC, that the Cronos and Austrian Charging Orders be secured and foreclosed upon the Amersham Estate, and that the Amersham Estate be foreclosed upon and sold at the highest price, and upon the best terms, reasonably available. The Parties agree to cooperate, in good faith, in the achievement of these objectives.

7.1               COOPERATION IN THE PROSECUTION OF THE AUSTRIAN ACTION

                  Cronos agrees to provide Contrin with copies of all pleadings and papers Cronos has filed with the Court in the Indemnity Action to facilitate Contrin's institution and prosecution of the Austrian Action. Contrin agrees, concurrently with their filing in the Austrian Action, to provide copies of all pleadings and papers filed by Contrin with the Austrian court in the Austrian Action to CG, care of its Austrian counsel (Section 9.8 hereof). CWC agrees not to compromise its claim for $2,600,000, plus interest and costs, brought in the Austrian Action without CG's prior consent, which consent shall not be unreasonably withheld or delayed.

7.2               COOPERATION IN THE ENFORCEMENT OF THE PARTIES' CHARGING ORDERS

                  Cronos agrees to provide Contrin, concurrently with their filing in the High Court of Justice, London, England, with copies of all pleadings and papers Cronos files in the prosecution of the Cronos Charging Orders against S. Palatin and Klamath. Contrin agrees to provide to Cronos, concurrently with their filing in the High Court of Justice, London, England, with copies of all pleadings and papers Contrin files with the Court with respect to the registration of the Austrian Judgment. Cronos agrees to provide Contrin, concurrently with their filing in the High Court of Justice, London, England, with copies of all pleadings and papers Cronos files to secure and foreclose the Austrian Charging Order against the Amersham Estate. Contrin agrees to cooperate with Cronos in connection with Cronos' application for the Austrian Charging Order and foreclosure of the same against the Amersham Estate.

7.3               COOPERATION IN THE FORECLOSURE AND SALE OF THE AMERSHAM ESTATE


                  Cronos agrees to confer with Contrin in pursuing the foreclosure and sale of the Amersham Estate. Subject to any directions from the High Court of Justice in its Orders ordering the foreclosure of the Cronos and/or Austrian

Charging Orders against the Amersham Estate, Cronos agrees not to enter into or approve any agreement of sale of the Amersham Estate without Karadas' approval thereof, which approval shall not be unreasonably withheld or delayed.

7.4               COOPERATION IN THE LIQUIDATION OF TOEMT

                  There are two companies known as TOEMT, one organized under the laws of England ("TOEMT (U.K.)"), and one organized under the laws of the Isle of Man ("TOEMT (Isle of Man)"). Both are in liquidation in the High Court of Justice, Chancery Division, Companies Court (TOEMT (U.K.) under No. 1855 of 1998, and TOEMT (Isle of Man) under No. 151 of 2003). CWC is a creditor of one or both of TOEMT (U.K.) and TOEMT (Isle of Man), and CNV manages containers for TOEMT. Contrin and Cronos agree to cooperate in good faith to accomplish their mutual objectives with respect to the administration of the liquidations of the two TOEMTs. Without prejudicing their rights with respect to the liquidation of the two TOEMTs, Contrin and Cronos agree to exchange information and to confer with a view to expediting the administration of the liquidation of the two TOEMTs and minimizing the disruption of the business of Cronos arising from the liquidation of the two TOEMTs. The Parties acknowledge that Contrin has no right or power to act for or on behalf of the liquidator of the two TOEMTs.

                                  ARTICLE VIII

                   AMENDMENT OF CONTRIN MANAGEMENT AGREEMENTS

                  CNV and certain Affiliates of Contrin are parties to container management agreements (the "Contrin Management Agreements"). The Contrin parties to the Contrin Management Agreements are listed on Exhibit B hereto (the "Contrin Container Owners"). To avoid future disputes over the disposal of containers under the Contrin Management Agreements, Cronos and Contrin agree that, from and after the Effective Date, the net proceeds, including any insurance proceeds, of all retirements and disposals of containers which are lost, destroyed, or rendered unfit or uneconomical for continued leasing, in CNV's business judgment as manager of the containers and agent of the Contrin Container Owners, shall be allocated and paid 80% to the Contrin Container Owners and 20% to CNV, and, with respect to any such containers, CNV shall have no obligation to pay the "Termination Value" (as defined in the Contrin Management Agreements) of such containers to the Contrin Container Owner. Cronos and Contrin further agree that, under the Contrin Management Agreements, all repair cost reimbursements paid by lessees of containers to CNV, as manager, shall be included within "Gross Lease Revenue," and that the cost of repair of containers shall be included in the "Operating Expenses" of containers (as such terms are defined, including the clarification set forth herein, in the Contrin Management Agreements). Promptly after the Effective Date, CNV and Karadas, acting for and on behalf of each of the Contrin Container Owners, shall enter into an amendment substantially in the form of Exhibit C hereto, amending the existing Contrin Management Agreements between CNV and the Contrin Container Owners to implement the agreements reflected in this Article VIII.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1               EXECUTION AND VALIDITY OF THIS AGREEMENT

                  (a) Each of the Contrin Plaintiffs hereby represents and warrants to the Cronos Defendants that this Agreement has been duly authorized and executed by the Contrin Plaintiffs and, upon its due execution by the Cronos Defendants, this Agreement shall be a valid and binding agreement of the Contrin Plaintiffs, and each of them, enforceable against them in accordance with its terms and conditions.

                  (b) Each of the Cronos Defendants hereby represents and warrants to the Contrin Plaintiffs that this Agreement has been duly authorized and executed by the Cronos Defendants, and, upon its due execution by the Contrin Plaintiffs, this Agreement shall be a valid and binding agreement of the Cronos Defendants, and each of them, enforceable against them in accordance with its terms and conditions.

9.2               KARADAS' AND CG'S AUTHORITY

                  Karadas is expressly authorized by each of the Contrin Plaintiffs to represent the Contrin Plaintiffs in connection with the implementation of this Agreement, and to provide all notices, consents, and agreements for and on behalf of the Contrin Plaintiffs required or permitted by this Agreement. CG is expressly authorized by each of the Cronos Defendants to represent the Cronos Defendants in connection with the implementation of this Agreement, and to provide all notices, consents, and agreements for and on behalf of the Cronos Defendants required or permitted by this Agreement.

9.3               DISPOSALS ACTION SETTLEMENT AGREEMENT

                  This Agreement subsumes and replaces the Disposals Action Settlement Agreement, which, upon the Parties' execution of this Agreement, shall have no further force and effect.

9.4               FURTHER ASSURANCES


                  Each Party hereto agrees to use such Party's best efforts to cause this Agreement to be implemented in accordance with its terms. Each of the Parties hereto agrees to execute and deliver any and all further agreements, documents, or instruments as are reasonably requested by the other Party to effectuate this Agreement.

9.5               FURTHER USE OF THIS AGREEMENT

                  Neither this Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement is or may be deemed to be an admission of, or evidence of, any wrongdoing or liability on the part of the Cronos Defendants, or is or may be deemed to be an admission of, or evidence of, any fault of any of the Cronos Defendants in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. However, this Agreement may be used in such proceedings as may be necessary to consummate or enforce this Agreement, and any Party may file this Agreement in any action that may be brought against the Party in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

9.6               RETURN OF DISCOVERY DOCUMENTS

                  Within twenty (20) days after the Effective Date, all documents produced in discovery or by way of exchange between counsel representing the Parties to the Contrin Actions or in preparation for the trial of the Contrin Actions, and not filed with the court in the Contrin Actions, shall be returned to the Party or Parties producing the documents. The return shall include all copies of the documents produced and all extracts thereof. In lieu of returning the documents, the responding party may, by certification to CG or to Karadas, as the case may be, confirm that the documents, and all copies and extracts thereof, have been destroyed by the responding party.

9.7               APPLICATION OF AUSTRIAN STAMP DUTY

                  The Parties have been advised that this Agreement may be subject to the imposition of a stamp duty under Austrian law in the event that the Agreement, as executed, or a copy of the Agreement, as executed, is sent or brought to Austria. In light of the Parties' agreement to resolve any disputes concerning the implementation or interpretation of this Agreement in the U.K. under the laws of the United Kingdom (Sections 9.9 and 9.10 hereof), each Party agrees not to send or submit in Austria this Agreement, as executed by the Parties. In the event that a party willfully or recklessly violates this provision, and, as a result, a stamp duty is imposed upon this Agreement under Austrian tax law, then in such event the breaching Party shall indemnify the other Parties for the amount of the stamp tax imposed upon them by reason of the disclosure; provided, however, that the foregoing indemnity shall not apply in the event that a Party is compelled to disclose or submit this Agreement in Austria by reason of another Party's refusal to abide by the governing law agreement of Section 9.9 hereof or the dispute resolution agreement of Section
9.10 hereof.

9.8               NOTICES

                  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or transmitted electronically and shall be deemed to have been duly given when received, if personally delivered; upon confirmation of receipt (by use of "confirmation to sender" or other means), if transmitted by telecopy or by electronic or digital transmission method; or on the second business day after it is sent, if sent for overnight delivery by a recognized international overnight delivery service, charges prepaid, addressed as follows:

         (a)      If to the Contrin Plaintiffs, to:

                  Karadas GmbH
                  Untere
                  Viadukgasse 53/7
                  A-1030 Vienna
                  Austria
                  Attention: Mag. Florian Steininger

                  With a copy to:

                  Mag. Dr. Johannes Neumayer
                  Neumayer & Walter
                  Baumannnstra(beta)e 9
                  1030 Vienna
                  Austria

         (b)      If to the Cronos Defendants, to:

                  The Cronos Group
                  c/o Cronos Capital Corp.
                  One Front Street, Suite 925
                  San Francisco, California  94111
                  Attention: Dennis J. Tietz

                  With a copy to:

                  Greene Radovsky Maloney & Share LLP
                  Four Embarcadero Center
                  Suite 4000
                  San Francisco, California 94111-4100
                  Attention: James F. Fotenos, Esq.

                  For notices required by Section 7.1, with a copy to:

                  Dr. Ingrid Weisz, LL.M
                  Florianigasse 7/9
                  A-1080 Vienna
                  Austria

Any party identified above may change the address to which notices are to be sent hereunder by giving notice to each other party in the manner herein provided.

/ / / /

/ / / /

/ / / /

9.9               GOVERNING LAW

                  This Agreement, and the application and interpretation thereof, shall be governed, construed and enforced exclusively by its terms and by the laws of England, without giving effect to the principles of conflicts of law.

9.10              CONSENT TO JURISDICTION

                  To facilitate the prompt and efficient enforcement of this Agreement, the Parties agree that the High Court of Justice, London, England, shall have jurisdiction to resolve any dispute arising between the Parties concerning the enforcement or interpretation of the terms of this Agreement. Each of the Parties hereby waives any objection which it may now or hereinafter have to the jurisdiction of the High Court of Justice to resolve any suit, action, or proceeding brought by one or more of the Parties to enforce the provisions of this Agreement. Each of the Parties hereby irrevocably submits to the jurisdiction of the High Court of Justice in any such suit, action, or proceeding. CG and Karadas hereby irrevocably appoint and designate Interserve
(UK) Limited ("Interserve"), having an address at 7 Welveck Street, London, W1G 9YE, England, as its duly authorized agent for the limited purpose of receiving and forwarding legal process in any such suit, action or proceeding. CG and Karadas each agree that service or process upon Interserve shall constitute personal service upon the Cronos

Defendants or the Contrin Plaintiffs, as the case may be. Each of CG and Karadas shall each maintain the designation and appointment of such authorized agent until the third anniversary of the Effective Date, unless such designation is jointly revoked by CG and Karadas.

9.11              EXPENSES

                  Except as otherwise specified in this Agreement, each Party hereto shall pay its own legal, accounting, out-of-pocket, and other expenses incident to this Agreement and to any action taken by such Party in preparation for or in the implementation of this Agreement. The dismissal of the Contrin Actions, as called for by Section 5.1 hereof, shall not obligate any Party to such Actions to pay to the other Party the cost and expenses, including attorneys' fees, of prosecuting or defending the Contrin Actions.

9.12              JUDGMENT CURRENCY

                  United States Dollars shall be the currency of account in connection with all obligations under this Agreement. The payment obligations of the Cronos Defendants under this Agreement shall not be discharged by an amount paid in a currency, other than U.S. Dollars, to the extent that the amount so paid on prompt conversion to U.S. Dollars under normal banking procedures does not yield the amount of U.S. Dollars due or specified under this Agreement. In the event that any payment made hereunder in a currency other than U.S. Dollars upon conversion and transfer does not result in the payment of such amount of U.S. Dollars as specified by the terms of this Agreement, then the obligor of such payment shall make payment of an additional amount necessary to yield the amount due and owing in U.S. Dollars under this Agreement.

9.13              RULE OF CONSTRUCTION

                  The rule of construction that ambiguities in a document are to be resolved against the party drafting the document shall have no applicability to this Agreement. This Agreement has been fully negotiated by the Parties, each of which has been represented by counsel.

9.14              BINDING PROVISIONS

                  The covenants and agreements contained herein shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, successors and assigns of the respective Parties hereto.

9.15              ENTIRE AGREEMENT

This Agreement, together with the Exhibit hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith.

9.16              AMENDMENTS/WAIVERS

                  Any amendment hereof must be in writing and signed by the Parties hereto or their duly authorized representatives. Any provision hereof may be waived in writing by the Party entitled to the benefit of such provision. Other than as contemplated by this Agreement, nothing herein is intended to confer any rights or remedies upon any person not a Party hereto.

9.17              COUNTERPARTS

                  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding upon all Parties hereto, notwithstanding that all Parties have not signed the same counterpart.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                                    THE CONTRIN PLAINTIFFS:

                                    KARADAS GmbH,
                                    on its own behalf and as a partner of
                                    CONTRIN CONSORTIUM 1988/S and
                                    CONTRIN CONSORTIUM 1988/1

                                    By:      FLORIAN STEININGER
                                        -------------------------------
                                             Mag. Florian Steininger
                                             Managing Director

                                    And:     HARALD J. MANDL
                                         ------------------------------
                                             Prof. Harald J. Mandl
                                             Shareholder Representative

                                    CONTRIN WORLDWIDE
                                    CONTAINER LEASING GmbH

                                    By:      FLORIAN STEININGER
                                        -------------------------------
                                             Mag. Florian Steininger
                                             Managing Director

                                    And:     HARALD J. MANDL
                                         ------------------------------
                                             Prof. Harald J. Mandl
                                             Shareholder Representative

                                    CONTRIN UEBERSEE
                                    TRANSPORTGERAETE
                                    HANDELSGESELLSCHAFT m.b.h. &
                                    Co KG 1989,

                                    By:      FLORIAN STEININGER
                                         ------------------------------
                                             Mag. Florian Steininger
                                             Managing Director

                                    And:     HARALD J. MANDL
                                         ------------------------------
                                             Prof. Harald J. Mandl
                                             Shareholder Representative

APPROVED AS TO FORM:

NEUMAYER & WALTER

By:      JOHANNES NEUMAYER
   ---------------------------------
         Mag. Dr. Johannes Neumayer
         A Partner
         Counsel to the Contrin Plaintiffs

                                    THE CRONOS DEFENDANTS:
                                    ---------------------

                                    THE CRONOS GROUP

                                    By: DENNIS J. TIETZ
                                        -------------------
                                        Dennis J. Tietz
                                        Chief Executive Officer

                                    And: PETER J. YOUNGER
                                         ----------------
                                         Peter J. Younger
                                         Chief Financial Officer

                                    CRONOS CONTAINERS N.V.

                                    By:  DENNIS J. TIETZ
                                         ---------------------
                                         Dennis J. Tietz
                                         Director

APPROVED AS TO FORM:

GREENE RADOVSKY MALONEY &
SHARE LLP
Four Embarcadero Center, Suite 4000
San Francisco, California 94111-4100

By: J.F. FOTENOS
    ---------------------------
    James F. Fotenos, A Partner
    Counsel to the Cronos Defendants

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                      (Section 4.1 of Settlement Agreement)

                             ________________, 2003

___________________________

___________________________

___________________________

Attention:        ____________________

                  ____________________

                  Re:      Escrow Agreement and Instructions
                           The Cronos Group
                           Karadas GmbH

Ladies and Gentlemen:

                  The following shall serve as escrow instructions to ______________________ (hereinafter, "you" or the "Escrow Agent") from The Cronos Group, a Luxembourg societe anonyme holding ("Cronos") and Karadas GmbH, an Austrian company ("Karadas") acting on behalf of the parties to that certain Settlement Agreement, dated as of November 17, 2003 (hereinafter, the "Settlement Agreement") by and among Cronos, Cronos Containers N.V. ("CNV") (Cronos and CNV referred to herein collectively as the "Cronos Defendants"), Contrin Worldwide Container Leasing GmbH ("CWC"), Contrin Uebersee Transportgeraete Handelsgesellschaft m.b.h. & Co KG 1989 ("CUT"), and Karadas (CWC, CUT and Karadas referred to herein collectively as the "Contrin Plaintiffs"). These escrow instructions shall not become binding upon the Escrow Agent until acknowledged by an authorized officer of the Escrow Agent as indicated on page 8 hereof.

1.                THE SETTLEMENT AGREEMENT

                  The Settlement Agreement resolves claims brought by the Contrin Plaintiffs in certain actions against the Cronos Defendants. Terms capitalized herein and not defined herein shall have the meanings ascribed to them by Article I of the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Cronos Defendants are obligated to make certain deposits into escrow. The deposits that may be made by the Cronos Defendants are identified in the

______________________

___________________, 2003
Page 2

Settlement Agreement as the "Cronos Net Proceeds" (Section 2.2 of the Settlement Agreement), the "Austrian Charging Order Net Proceeds" (Section 3.4 of the Settlement Agreement), and the "Final Payment" (Section 2.4 of the Settlement Agreement).

2.                ESTABLISHMENT OF ESCROW ACCOUNT

                  (a) You shall establish one escrow account hereunder (hereinafter, the "Escrow Account") into which you shall deposit all payments made by the Cronos Defendants under the terms of the Settlement Agreement, including one or more of the Cronos Net Proceeds, the Austrian Charging Order Net Proceeds, and the Final Payment. At the time the Cronos Defendants makes a deposit with you under the terms of these instructions, Cronos shall provide a notice to you in the form of Exhibit A hereto.

                  (b) To the extent that Cronos Defendants make any deposit with you in Pound Sterling you shall promptly convert the same, in accordance with the exchange rates then in effect, to U.S. Dollars.

                  (c) All deposits made by the parties with you under these escrow instructions to the Escrow Account shall be invested in short-term securities issued or guaranteed by the United States Government, interest-bearing bank accounts, short-term bank certificates of deposit, or
________________.

3.                MAINTENANCE AND DISBURSEMENT OF THE MONIES IN THE ESCROW
                  ACCOUNT

                  (a) You shall withhold and pay taxes, if any, on the income earned on the monies deposited by the Cronos Defendants to the Escrow Account as follows: until such time as the monies deposited by the Cronos Defendants to the Escrow Account total the equivalent of U.S. $4,850,000, all income earned on the monies in the Escrow Account shall be allocated to Karadas. From and after such point in time, if any, that the monies deposited in the Escrow Account total more than U.S. $4,850,000, then you shall allocate that income allocable to U.S. $4,850,000 to Karadas and that income allocable to the balance of the monies in the Escrow Account to Cronos. You are to withhold taxes on the income earned on the monies in the Escrow Account as required by applicable law.

                  (b) Pursuant to the provisions of Section 4.2(d) of the Settlement Agreement, disbursements from the Escrow Account are to be made as soon as

______________________

___________________, 2003
Page 3

practicable after the third anniversary of the Effective Date of the settlement, or sooner upon the joint instruction of Cronos and Karadas. The instructions for disbursement of the monies in the Escrow Account shall be in the form of Exhibit B hereto, signed by both Cronos and Karadas.

4.                TERM OF THIS AGREEMENT

                  The parties to the Settlement Agreement anticipate that the disbursements from the Escrow Account shall be made as soon as practicable after the third anniversary of the Effective Date of the settlement, or sooner upon the joint instruction of Cronos and Karadas, in the form of Exhibit B hereto. Once the monies in the Escrow Account are fully disbursed, and you have provided to Cronos and Karadas a report for the period in which the final disbursements have occurred, then your duties hereunder shall cease.

5.                FEE FOR SERVICES

                  (a) For the Escrow Agent's services rendered hereunder, the Escrow Agent shall be paid a fee of ____________ (___________). Other than as permitted by paragraph 13 hereof, the Escrow Agent shall be entitled to no additional fee or payment for the rendition of its services hereunder.

                  (b) The Escrow Agent shall be entitled to charge its fee for acting as Escrow Agent hereunder by debit to the Escrow Account established hereunder or, if there are not sufficient monies in the Account to cover the Escrow Agent's fee, then by demand upon Cronos and Karadas. Cronos and Karadas agree to be jointly and severally responsible for the payment of the Escrow Agent's fees for services hereunder.

6.                REVISION OF INSTRUCTIONS

                  These instructions shall not be revoked, supplemented, amended, or modified in any way without the express written consent of Cronos, Karadas, and the Escrow Agent.

7.                SETTLEMENT AND OTHER AGREEMENTS

                  The Escrow Agent shall have no responsibility for the performance by any party to the Settlement Agreement of the terms thereof. The Escrow Agent is not a party to, or bound by, any other agreement which may be deposited with the Escrow Agent or referred to in these instructions. Without limiting the

______________________

___________________, 2003
Page 4

foregoing, the Escrow Agent shall have no responsibility to any person should it follow the instructions of Cronos and Karadas pursuant to the provisions of these escrow instructions.

8.                ESCROW AGENT'S RESPONSIBILITY

                  The Escrow Agent acts as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or right of any person executing or depositing the same.

9.                NOTICES

                  Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be signed by the proper party or parties. Any notice, demand, or communication required or permitted to be given by any provision of these instructions shall be in writing or transmitted electronically and shall be deemed to have been duly given when received, if personally delivered; upon confirmation of receipt (by use of "confirmation to sender" or other means), if transmitted by telecopy or by electronic or digital transmission method; or on the second business day after it is sent, if sent for overnight delivery by a recognized international overnight delivery service, charges prepaid, addressed as follows:

         (a)      If to Karadas, to:

                  Karadas GmbH
                  Untere
                  Viadukgasse 53/7
                  A-1030 Vienna
                  Austria
                  Attention:  Mag. Florian Steininger
                  Tel. No.: 43.513.56.38.13
                  Fax No.: 43.513.56.38.10
                  Email: f.steininger@karadas.jet2web.at

______________________

___________________, 2003
Page 5

         (b)      If to Cronos, to:

                  The Cronos Group
                  c/o Cronos Capital Corp.
                  One Front Street, Suite 925
                  San Francisco, California  94111
                  Attention: Dennis J. Tietz
                  Tel. No.: 415.677.6770
                  Fax No.: 415.677.9491
                  Email: djt@cronos.com

         (c)      If to the Escrow Agent, to:

                  _____________________________

                  _____________________________

                  _____________________________
                  Attention:  _________________
                  Tel. No.:  __________________
                  Fax No.:  ___________________
                  Email: ______________________

                  Any party identified above may change the address to which notices are to be sent hereunder by giving notice to each other party in the manner herein provided.

10.               ERRORS OF JUDGMENT

                  Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence, and Escrow Agent shall have no duties to anyone except those signing these instructions. Escrow Agent shall not be held to have notice of the terms of the Settlement Agreement unless expressly stated in writing herein, and shall have no obligation with respect to the performance by Cronos, Karadas, or any other party to the Settlement Agreement of the terms thereof.

11.               ESCROW AGENT'S COUNSEL

                  Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of the foregoing instructions, or Escrow

______________________

___________________, 2003
Page 6

Agent's duties hereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel.

12.               DISAGREEMENTS

                  In the event of any disagreement between the undersigned or any of them, and/or the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein or affected hereby, Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named in the foregoing instructions for its failure or refusal to comply with such conflicting or adverse demands; and Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:

                  (i) The rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers, and property involved herein or affected hereby;

                  (ii) All differences shall have been adjusted by agreement and Escrow Agent shall have been notified thereof in writing by all of the persons interested; and/or interested; and/or

                  (iii) In the event of such disagreement, Escrow Agent, in its discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated, and deposit with the court all documents and property held hereunder, and the undersigned agree to pay all costs and counsel fees incurred by Escrow Agent in such action and said costs and fees be included in the judgment in any such action.

13.               FEES AND CHARGES

                  In the event that Escrow Agent performs any service not specifically provided herein, or there is any assignment or attachment of any interest in the subject matter of this escrow or modification thereof, or that any controversy arises hereunder, or that Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter thereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses, including attorneys' fees, occasioned thereby.

______________________

___________________, 2003
Page 7

14.               RESIGNATION OF ESCROW AGENT

                  Notwithstanding anything in these instructions to the contrary, the Escrow Agent may, at its discretion, upon sixty (60) days prior written notice to Cronos and Karadas, resign as Escrow Agent; notwithstanding any such resignation, the Escrow Agent shall be entitled to reimbursement for those costs and expenses incurred by the Escrow Agent to the date of such resignation. Upon its resignation, the Escrow Agent shall disburse or transfer the monies in the Escrow Account as jointly instructed by Cronos and Karadas.

15.               AUTOMATIC SUCCESSION

                  Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Escrow Agent, Cronos, and Karadas, anything herein to the contrary notwithstanding.

16.               SIGNATURES

                  These instructions may be executed in counterparts, each of which so executed shall be deemed as original, irrespective of the date of its execution and delivery, and said counterparts together shall constitute one and the same instrument.

                                  THE CRONOS GROUP

                                  By: __________________________________________
                                        Dennis J. Tietz
                                        Chief Executive Officer

                                  KARADAS GmbH

                                  By: __________________________________________
                                        Mag. Florian Steininger
                                        Managing Director

______________________

___________________, 2003
Page 8

                  Escrow Agent hereby acknowledges receipt of these escrow instructions, and upon receipt of the papers, money or property therein referred to, agrees, in consideration of the foregoing, to hold and dispose of the same in accordance with said instructions, and upon the terms and conditions set forth.

                                             ___________________________________

                                             By: _______________________________
                                             Its: ______________________________

                                             Dated: _______________________,2003

                                             Address: __________________________

                                                      __________________________
                                             Telephone: ________________________
                                             Fax: ______________________________
                                             Email: ____________________________

                                    EXHIBIT A

                              _______________, ____

_______________________

_______________________

_______________________

Attention:   ____________________

             ____________________

                  Re:      Escrow Agreement and Instructions
                           The Cronos Group
                           Karadas GmbH
                           Escrow No.

Ladies and Gentlemen:

                  Pursuant to Paragraph 2(a) of the Escrow Agreement and Instructions ("Instructions") by and among you, The Cronos Group, and Karadas GmbH, the undersigned hereby confirms that it has made a deposit of ___________________ to Escrow Account No. _______________, representing the
[Cronos Net Proceeds] [the Austrian Charging Order Net Proceeds] [the Final Payment] called for pursuant to the provisions of Section _______ of the Settlement Agreement referred to in the Instructions. The deposit is to be held by you pursuant to the terms and conditions of the Instructions.

                                    THE CRONOS GROUP

                                    By:  __________________________________
                                    Name: _________________________________
                                    Its: __________________________________

                                    EXHIBIT B

                              _______________, ____

_______________________

_______________________

_______________________

Attention:   ____________________

             ____________________

                  Re: Escrow Agreement and Instructions
                      The Cronos Group
                      Karadas GmbH
                      Escrow No.

Ladies and Gentlemen:

                  Pursuant to the provisions of Paragraph 3(b) of the above-referenced Escrow Agreement and Instructions, and as called for by Section
4.2 of the Settlement Agreement referred to therein, the undersigned hereby jointly instruct you to make the following disbursements, by wire transfer, and net of your charges, from the above-referenced escrow account:

                  (a)      Transfer ________________ to:
                                    Karadas GmbH
                                    c/o __________________________ Bank

                                    ___________________________________
                                    Account No. _______________________
                                    Swift No. _________________________

                                    Confirmation to:

                                    ___________________________________
                                    Tel. No.: _________________________
                                    Email: ____________________________

______________________

___________________, 2003
Page 2
                  [(b) The balance, to:

                                    The Cronos Group
                                    c/o __________________________ Bank
                                    ___________________________________
                                    ___________________________________
                                    Account No. _______________________
                                    ABA Routing No. ___________________

                                    Confirmation to:

                                    ___________________________________
                                    Tel. No.: _________________________
                                    Email: ____________________________]

                                            THE CRONOS GROUP

                                            By: _______________________
                                                  Dennis J. Tietz
                                                  Chief Executive Officer

                                            KARADAS GmbH

                                            By: _______________________
                                                  Mag. Florian Steininger
                                                  Managing Director

                                   EXHIBIT B

                        LIST OF CONTRIN CONTAINER OWNERS

                     (Article VIII of Settlement Agreement)

                        LIST OF CONTRIN CONTAINER OWNERS

1.       Contrin Konsortium 1987/2

2.       Contrin Konsortium 1988/1.

3.       Contrin Konsortium 1988/S.

4.       Contrin Ubersee Transportgeraete Handelsgesellschaft m.b.h. & Co KG
         1989.

5.       Contrin Ubersee Transportgeraete Handelsgesellschaft m.b.h. & Co KG
         1990.

6.       Contrin Ubersee Transportgeraete Handelsgesellschaft m.b.h. & Co KG
         1991.

7.       Contrin Container GmbH.

8.       Contrin Container GmbH 1993.

9.       Contrin Worldwide Container Leasing GmbH.

                                   EXHIBIT C

                         FORM OF AMENDMENT TO CONTAINER
                         MANAGEMENT AGREEMENTS BETWEEN
                             CRONOS CONTAINERS N.V.
                          AND CONTRIN CONTAINER OWNERS

                     (Article VIII of Settlement Agreement)

                  AMENDMENT TO CONTAINER MANAGEMENT AGREEMENT

         THIS AMENDMENT TO CONTAINER MANAGEMENT AGREEMENT ("Amendment") is entered into as of this ____ day of _________, 2003 by and between Cronos Containers N.V., a Netherlands Antilles company ("Manager") and _____________, an Austrian _____________ ("Owner"), with reference to the following:

         A. CNV, The Cronos Group, Karadas GmbH, Contrin Worldwide Container Leasing GmbH, and Contrin Ubersee Transportgeraete Handelsgesellschaft m.b.h. & Co KG 1989, are parties to that certain Settlement Agreement, dated as of November 17, 2003 (the "Settlement Agreement").

         B. Pursuant to the terms of the Settlement Agreement, the parties thereto have resolved disputes that have arisen among them, one of which is the treatment by the Manager of certain proceeds of containers deemed "Casualty Losses" by Manager under the terms of certain container management agreements by and between CNV and the "Contrin Container Owners" (as said term is defined in the Settlement Agreement). The Owner is one of the Contrin Container Owners identified in the Settlement Agreement.

         C. Pursuant to the provisions of Article VIII of the Settlement Agreement, the Manager and Karadas, acting for and on behalf of the Contrin Container Owners, including the Owner identified above, have agreed to amend the container management agreements between CNV and Contrin Container Owners to clarify the allocation of the net proceeds of containers deemed Casualty Losses or obsolete by Manager.

         D. CNV and Owner are parties to that certain Management Agreement, dated as of December 9, 1993, as amended by the First Amendment thereto, dated as of January 3, 1994, and as further amended by that certain Agreement, dated December 15, 1999 (the Management Agreement, as amended, referred to hereinafter as the "Management Agreement").

         E. All defined terms not defined herein shall have the meanings ascribed to them by the Management Agreement.

         NOW, THEREFORE, in consideration of the premises, Manager and Owner hereby agree as follows:

         1. THE DISPOSAL OF CONTAINERS WHICH ARE LOST, DESTROYED, OR UNFIT OR UNECONOMICAL FOR CONTINUED LEASING.

         Section 3(__) of the Management Agreement is hereby amended to read in its entirety as follows:

                  "(__) This Agreement shall terminate with respect to any Container which is lost, destroyed, or rendered unfit or uneconomical, in Manager's business judgment as Manager of the Containers and agent of Owner, for continued leasing (collectively, a "Retirement"). No consent or approval of Owner is required in connection with Manager's determination that a Container is unfit or uneconomical for continued leasing. Upon the Retirement of a Container, with respect to the proceeds, including insurance proceeds, attributable to any such Retirement, and after paying or reserving therefrom all reasonable and necessary third-party expenses incurred in connection with the Retirement, the net proceeds of the Retirement shall be allocated and paid 20% to the Manager and 80% to the Owner. The foregoing allocation and payment of the net proceeds from the Retirement of Containers shall be in lieu of, and replace, Manager's obligation to pay the "Termination Value" of the Containers upon any Retirement thereof."

         2.       CONFIRMATION OF TREATMENT OF REPAIR COST REIMBURSEMENTS.

         Owner and Manager confirm that "Gross Lease Revenues" includes lessee reimbursements for repair charges and other expenses related to the repair and maintenance of the Containers and that "Operating Expenses" includes all repair charges and other expenses related to the repair and maintenance of the Containers.

         3.       PERIODIC REPORTING OF RETIREMENTS.

         With its quarterly reports to Owner, Manager shall include therein a report of all Retirements of Containers for the quarter, indicating the amount thereof, the proceeds realized by Manager with respect to the Retirements, and the third-party costs, if any, incurred in connection with the Retirements.

         4.       MANAGEMENT AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT.

         Other than as amended hereby, the Management Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Manager and Owner have executed this Amendment as of the day and year first above written.

                                         "MANAGER"

                                         CRONOS CONTAINERS N.V.


                                         By: ____________________________

                                         Its: ___________________________



                                         "OWNER"

                                         ________________________________


                                         By: ____________________________

                                         Its:  __________________________